UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 15, 2015

Calmare Therapeutics Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-08696	36-2664428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Kings Highway East, Fairfield, Connecticut	06824
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(203) 368-6044

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 15, 2015, Calmare Therapeutics Incorporated (the “Company” or “Calmare”) announced the appointment of Stephen J. D’Amato, M.D. as Chief Medical Officer of the Company.

Stephen J. D’Amato, M.D, has been practicing medicine in Rhode Island for 35 years. Over the past six years, he has been the foremost Calmare® Pain Therapy Device practitioner with over 1000 patients treated in his medical practice. His efforts with Calmare have established new innovative ways of treating many different chronic pain diagnoses including Chemotherapy-induced Peripheral Neuropathy (CIPN), Complex Regional Pain Syndrome (CRPS), Failed Back Surgery Syndrome (FBSS) and Phantom Limb Pain Syndrome. Dr. D’Amato will oversee all medical treatment issues and research topics regarding Calmare, globally.

Prior to Calmare, Mr. D’Amato was the medical director and staff physician at North Providence Medical Services in North Providence, Rhode Island. During that time, he was a Clinical Assistant Professor of Emergency Medicine at the Boston University School of Medicine, Roger Williams Medical Center Campus in Providence, RI. He has been part of the medical staff of St. Joseph Hospital’s Fatima Unit and Medical Director of Mineral Spring Primary Care Associates, both in North Providence, RI.

Dr. D’Amato received his medical degree from the University of Padua – Italy in 1976. He is a licensed medical doctor in Rhode Island, Massachusetts and Florida. He attained Fellow status after his first board certification process in Emergency Medicine, and granted “lifelong status” after his third certification as a Fellow of the American College of Emergency Physicians (FACEP). He is also a managing partner of CALMARx Pain Relief, LLC, in West Warwick, RI.

Family Relationships

There are no family relationships between D’Amato and any previous officers or directors of the Company.

Related Party Transactions

During 2010, CALMARx Pain Relief, LLC, purchased 10 Calmare devices from the Company for an aggregate purchase price of $550,000. Dr. D’Amato is one of the owners and managers of CALMARx Pain Relief, LLC.

Employment Agreements

The Company does not have an employment agreement with D’Amato. However, in connection with D’Amato’s appointment, the Company and D’Amato have agreed to terms to be memorialized in an agreement. Under the agreed upon terms of the term sheet, Dr. D’Amato’s compensation includes a base salary of One Hundred and Eighty Thousand Dollars ($180,000) per annum, bonus eligibility equal to forty percent (40%) of Dr. D’Amato’s base salary, payable annually, subject to meeting goals and objectives created by the Company’s Board of Directors. Additionally, Dr. D’Amato shall be granted three hundred thousand (300,000) stock options. These terms are subject to modification until a formal employment agreement is executed.

Item 8.01 Other Events.

Change in Officers

On September 15, 2015, the Company issued a press release announcing Mr. D’Amato’s appointment as Chief Medical Officer, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release Dated September 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calmare Therapeutics Incorporated

Date: September 25, 2015	/s/ Conrad Mir Name: Conrad Mir Title: Chief Executive Officer